Exhibit 99.1

5321 Corporate Boulevard

Baton Rouge, LA 70808

Lamar Advertising Company Announces

Fourth Quarter and Year End 2017 Operating Results

Three Month Results

• Net revenue increased 3.0% to $398.5 million

• Net income was $87.2 million, an increase of 8.2%

• Adjusted EBITDA increased 2.7% to $178.4 million

Three Month Acquisition-Adjusted Results

	Including Puerto Rico	Excluding Puerto Rico
• Acquisition-adjusted net revenue increased	0.1%	0.7%
• Acquisition-adjusted EBITDA increased	0.7%	1.8%

Baton Rouge, LA – February 27, 2018 - Lamar Advertising Company (Nasdaq: LAMR), a leading owner and operator of outdoor advertising and logo sign displays, announces the Company’s operating results for the fourth quarter and year ended December 31, 2017.

“We delivered AFFO per share of $5.05 for 2017, exceeding the top end of our revised guidance,” said Chief Executive, Sean Reilly. “We’re optimistic about a stronger 2018 with improved sales growth and continued control of expense growth translating to a further increase in AFFO.”

Fourth Quarter Highlights

• Consolidated acquisition-adjusted expense growth decreased 0.4%

• FFO increased 10.6%

• AFFO increased 5.3%

• Diluted earnings per share increased to $0.88

• Diluted AFFO per share increased 4.5%

• Closed 11 Acquisitions for an aggregate $177.4 million cash purchase price

Fourth Quarter Results

Lamar reported net revenues of $398.5 million for the fourth quarter of 2017 versus $386.7 million for the fourth quarter of 2016, a 3.0% increase. Operating income for the fourth quarter of 2017 increased to $120.0 million as compared to $115.4 million for the same period in 2016. Lamar recognized net income of $87.2 million for the fourth quarter of 2017 compared to net income of $80.5 million for same period in 2016. Net income per diluted share increased 8.6% to $0.88 from $0.81 for the three months ended December 31, 2017 and 2016, respectively. Adjusted EBITDA for the fourth quarter of 2017 was $178.4 million versus $173.6 million for the fourth quarter of 2016, an increase of 2.7%.

Cash flow provided by operating activities was $186.4 million for the three months ended December 31, 2017, an increase of $2.4 million as compared to the same period in 2016. Free cash flow for the fourth quarter of 2017 was $112.3 million as compared to $111.1 million for the same period in 2016, a 1.2% increase.

For the fourth quarter of 2017, Funds From Operations, or FFO, was $140.0 million versus $126.6 million for the same period in 2016, an increase of 10.6%. Adjusted Funds From Operations, or AFFO, for the fourth quarter of 2017 was $135.8 million compared to $128.9 million for the same period in 2016, an increase of 5.3%. Diluted AFFO per share increased 4.5% to $1.38 for the three months ended December 31, 2017 as compared to $1.32 for the same period in 2016.

Acquisition-Adjusted Three Months Results

Acquisition-adjusted net revenue for the fourth quarter of 2017 remained relatively the same as Acquisition-adjusted net revenue for the fourth quarter of 2016. Acquisition-adjusted net revenue excluding Puerto Rico for the fourth quarter of 2017 increased 0.7% as compared to the same period in 2016. Acquisition-adjusted EBITDA for the fourth quarter of 2017 increased 0.7% as compared to Acquisition-adjusted EBITDA for the fourth quarter of 2016. Acquisition-adjusted EBITDA excluding Puerto Rico for the fourth quarter of 2017 increased 1.8% over the same period in 2016. Acquisition-adjusted net revenue and Acquisition-adjusted EBITDA include adjustments to the 2016 period for acquisitions and divestitures for the same time frame as actually owned in the 2017 period. See “Reconciliation of Reported Basis to Acquisition-Adjusted Results”, which provides reconciliations to GAAP for Acquisition-adjusted measures.

Twelve Months Results

Lamar reported net revenues of $1.54 billion for the twelve months ended December 31, 2017 versus $1.50 billion for the same period in 2016, a 2.7% increase. Operating income for the twelve months ended December 31, 2017 was $455.4 million as compared to $439.0 million for the same period in 2016. Lamar recognized net income of $317.7 million for the twelve months ended December 31, 2017 as compared to net income of $298.8 million for the same period in 2016. Net income per diluted share increased 5.9% to $3.23 for the twelve months ended December 31, 2017 as compared to $3.05 for the same period in 2016. In addition, Adjusted EBITDA for twelve months ended December 31, 2017 was $671.4 million versus $657.5 million for the same period in 2016, a 2.1% increase.

Cash flow provided by operating activities decreased to $507.0 million for the twelve months ended December 31, 2017, as compared to $521.8 million for the same period in 2016. Free cash flow for the twelve months ended December 31, 2017 increased 3.0% to $430.0 million as compared to $417.4 million for the same period in 2016.

For the twelve months ended December 31, 2017, FFO was $513.0 million versus $475.6 million for the same period in 2016, a 7.9% increase. AFFO for the twelve months ended December 31, 2017 was $496.3 million compared to $488.9 million for the same period in 2016, a 1.5% increase. Diluted AFFO per share increased to $5.05 for the twelve months ended December 31, 2017, as compared to $5.00 in 2016, an increase of 1.0%.

Liquidity

As of December 31, 2017, Lamar had $354.6 million in total liquidity that consisted of $239.1 million available for borrowing under its revolving senior credit facility and approximately $115.5 million in cash and cash equivalents.

Guidance

We expect Diluted AFFO per share for fiscal year 2018 will be between $5.15 and $5.30, representing growth of approximately 2.0% to 5.0% over 2017, with net income per diluted share expected to be between $2.96 and $3.11. See “Supplemental Schedules and Unaudited Reconciliations of Non-GAAP Measures”, for a reconciliation to GAAP.

Recent Events

On February 16, 2018, Lamar Media announced its intention to redeem in full all $500.0 million in aggregate principal amount of its outstanding 5 7/8% Senior Subordinated Notes due 2022. The redemption will be made in accordance with the terms of the indenture governing the Notes and the terms of the notice of redemption.

Lamar Media expects the Notes to be redeemed on March 19, 2018 (the “Redemption Date”) at a redemption price equal to 101.958% of the aggregate principal amount of the outstanding Notes, plus accrued and unpaid interest up to (but not including) the Redemption Date. Lamar intends to fund the redemption through borrowings from the establishment of a new term loan facility under Lamar Media’s senior credit facility (the “Term Loan”). Lamar Media expects to amend its senior credit agreement to establish the Term Loan on or before the Redemption Date.

Forward Looking Statements

This press release contains forward-looking statements, including statements regarding sales trends. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others: (1) our significant indebtedness; (2) the state of the economy and financial markets generally and the effect of the broader economy on the demand for advertising; (3) the continued popularity of outdoor advertising as an advertising medium; (4) our need for and ability to obtain additional funding for operations, debt refinancing or acquisitions; (5) our ability to continue to qualify as a Real Estate Investment Trust (“REIT”) and maintain our status as a REIT; (6) the regulation of the outdoor advertising industry by federal, state and local governments; (7) the integration of companies and assets that we acquire and our ability to recognize cost savings or operating efficiencies as a result of these acquisitions; (8) changes in accounting principles, policies or guidelines; (9) changes in tax laws applicable to REITs or in the interpretation of those laws; (10) our ability to renew expiring contracts at favorable rates; (11) our ability to successfully implement our digital deployment strategy; (12) the effects of hurricane Maria in the short and long-term on our business and the advertising market in Puerto Rico; (13) the market for our Class A common stock; and (14) our ability to amend our senior credit facility to provide for a new term loan facility in order to fund our planned redemption of our 5 7/8% Senior Subordinated Notes due 2022. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the risk factors included in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016, as supplemented by any risk factors contained in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. We caution investors not to place undue reliance on the forward-looking statements contained in this document. These statements speak only as of the date of this document, and we undertake no obligation to update or revise the statements, except as may be required by law.

Use of Non-GAAP Financial Measures

The Company has presented the following measures that are not measures of performance under accounting principles generally accepted in the United States of America (“GAAP”): Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), Free Cash Flow, Funds From Operations (“FFO”), Adjusted Funds From Operations (“AFFO”), Diluted AFFO per share, Outdoor Operating Income and Acquisition-Adjusted Results. Our management reviews our performance by focusing on these key performance indicators not prepared in conformity with GAAP. We believe these non-GAAP performance indicators are meaningful supplemental measures of our operating performance and should not be considered in isolation of, or as a substitute for their most directly comparable GAAP financial measures.

Our Non-GAAP financial measures are determined as follows:

•	We define Adjusted EBITDA as net income before income tax expense (benefit), interest expense (income), gain (loss) on extinguishment of debt and investments, stock-based compensation, depreciation and amortization and gain or loss on disposition of assets and investments.

•	Free Cash Flow is defined as Adjusted EBITDA less interest, net of interest income and amortization of deferred financing costs, current taxes, preferred stock dividends and total capital expenditures.

•	We use the National Association of Real Estate Investment Trusts definition of FFO, which is defined as net income before gains or losses from the sale or disposal of real estate assets and investments and real estate related depreciation and amortization and including adjustments to eliminate unconsolidated affiliates and non-controlling interest.

•	We define AFFO as FFO before (i) straight-line revenue and expense; (ii) stock-based compensation expense; (iii) non-cash portion of tax provision; (iv) non-real estate related depreciation and amortization; (v) amortization of deferred financing costs; (vi) loss on extinguishment of debt; (vii) non-recurring infrequent or unusual losses (gains); (viii) less maintenance capital expenditures; and (ix) an adjustment for unconsolidated affiliates and non-controlling interest.

•	Diluted AFFO per share is defined as AFFO divided by Weighted average diluted common shares outstanding.

•	Outdoor Operating Income is defined as Operating Income before corporate expenses, stock-based compensation, depreciation and amortization and gain (loss) on disposition of assets.

•	Acquisition-Adjusted Results adjusts our net revenue, direct and general and administrative expenses, outdoor operating income, corporate expense and EBITDA for the prior period by adding to, or subtracting from, the corresponding revenue or expense generated by the acquired assets or divested before our acquisition or divestiture of these assets for the same time frame that those assets were owned in the current period. In calculating Acquisition-Adjusted Results, therefore, we include revenue and expenses generated by assets that we did not own in the prior period but acquired in the current period. We refer to the amount of pre-acquisition revenue and expense generated by or subtracted from the acquired assets during the prior period that corresponds with the current period in which we owned the assets (to the extent within the period to which this report relates) as “Acquisition-Adjusted Results”.

Adjusted EBITDA, FFO, AFFO, Outdoor Operating Income and Acquisition-Adjusted Results are not intended to replace other performance measures determined in accordance with GAAP. Free Cash Flow, FFO nor AFFO represent cash flows from operating activities in accordance with GAAP and, therefore, these measures should not be considered indicative of cash flows from operating activities as a measure of liquidity or of funds available to fund our cash needs, including our ability to make cash distributions. In the aftermath of hurricane Maria, which made landfall in Puerto Rico in late September 2017 and had a severely negative impact on the local economy, we present our Acquisition-Adjusted Results both including and excluding our operations in Puerto Rico in order to enable our investors to evaluate the impact on our business. Adjusted EBITDA, Free Cash Flow, FFO, AFFO, Diluted AFFO per share, Outdoor Operating Income and Acquisition-Adjusted Results are presented as we believe each is a useful indicator of our current operating performance. Specifically, we believe that these metrics are useful to an investor in evaluating our operating performance because (1) each is a key measure used by our management team for purposes of decision making and for evaluating our core operating results; (2) Adjusted EBITDA is widely used in the industry to measure operating performance as it excludes the impact of depreciation and amortization, which may vary significantly among companies, depending upon accounting methods and useful lives, particularly where acquisitions and non-operating factors are involved; (3) Adjusted EBITDA, FFO, AFFO and Diluted AFFO per share each provides investors with a meaningful measure for evaluating our period-over-period operating performance by eliminating items that are not operational in nature and reflect the impact on operations from trends in occupancy rates, operating costs, general and administrative expenses and interest costs; (4) Acquisition-Adjusted Results is a supplement to enable investors to compare period-over-period results on a more consistent basis without the effects of acquisitions and divestures, which reflects our core performance and organic growth (if any) during the period in which the assets were owned and managed by us; (5) Free Cash Flow is an indicator of our ability to service debt and generate cash for acquisitions and other strategic investments; (6) Outdoor Operating Income provides investors a measurement of our core results without the impact of fluctuations in stock-based compensation, depreciation and amortization and corporate expenses; and (7) each of our Non-GAAP measures provides investors with a measure for comparing our results of operations to those of other companies.

Our measurement of Adjusted EBITDA, FFO, AFFO, Outdoor Operating Income and Acquisition-Adjusted Results may not, however, be fully comparable to similarly titled measures used by other companies. Reconciliations of Adjusted EBITDA, FFO, AFFO, Outdoor Operating Income and Acquisition-Adjusted Results to the most directly comparable GAAP measures have been included herein.

Conference Call Information

A conference call will be held to discuss the Company’s operating results on Tuesday, February 27, 2018 at 8:00 a.m. central time. Instructions for the conference call and Webcast are provided below:

Conference Call

All Callers:	1-334-323-0520 or 1-334-323-9871

Passcode:	Lamar

Replay:	1-334-323-0140 or 1-877-919-4059

Passcode:	30903587
Available through Tuesday, March 6, 2018 at 11:59 p.m. eastern time

Live Webcast:	www.lamar.com

Webcast Replay:	www.lamar.com
Available through Tuesday, March 6, 2018 at 11:59 p.m. eastern time

Company Contact:	Buster Kantrow
Director of Investor Relations
(225) 926-1000
bkantrow@lamar.com

General Information

Founded in 1902, Lamar Advertising (Nasdaq: LAMR) is one of the largest outdoor advertising companies in North America, with more than 348,000 displays across the United States, Canada and Puerto Rico. Lamar offers advertisers a variety of billboard, interstate logo and transit advertising formats, helping both local businesses and national brands reach broad audiences every day. In addition to its more traditional out-of-home inventory, Lamar is proud to offer its customers the largest network of digital billboards in the United States with over 2,800 displays.

LAMAR ADVERTISING COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three months ended December 31,		Twelve months ended December 31,
	2017	2016	2017	2016
Net revenues	$398,475	$386,717	$1,541,260	$1,500,294

Operating expenses (income)
Direct advertising expenses	138,984	132,369	540,880	525,597
General and administrative expenses	67,344	65,071	267,504	256,875
Corporate expenses	13,787	15,642	61,470	60,354
Stock-based compensation	2,539	8,910	9,599	28,560
Depreciation and amortization	56,101	52,229	211,104	204,958
Gain on disposition of assets	(287)	(2,874)	(4,664)	(15,095)

	278,468	271,347	1,085,893	1,061,249

Operating income	120,007	115,370	455,367	439,045

Other (income) expense
Interest income	—	—	(6)	(6)
Loss on extinguishment of debt	—	—	71	3,198
Interest expense	32,870	31,219	128,396	123,688

	32,870	31,219	128,461	126,880

Income before income tax expense	87,137	84,151	326,906	312,165
Income tax (benefit) expense	(27)	3,626	9,230	13,356

Net income	87,164	80,525	317,676	298,809
Preferred stock dividends	92	92	365	365

Net income applicable to common stock	$87,072	$80,433	$317,311	$298,444

Earnings per share:
Basic earnings per share	$0.89	$0.83	$3.24	$3.07

Diluted earnings per share	$0.88	$0.81	$3.23	$3.05

Weighted average common shares outstanding:
- basic	98,152,852	97,347,497	97,930,555	97,129,614
- diluted	98,602,599	97,951,462	98,369,865	97,693,424

OTHER DATA
Free Cash Flow Computation:
Adjusted EBITDA	$178,360	$173,635	$671,406	$657,468
Interest, net	(31,616)	(29,879)	(123,270)	(118,349)
Current tax benefit (expense)	572	(3,819)	(8,426)	(13,699)
Preferred stock dividends	(92)	(92)	(365)	(365)
Total capital expenditures	(34,883)	(28,787)	(109,329)	(107,612)

Free Cash Flow	$112,341	$111,058	$430,016	$417,443

			December 31,	December 31,
Selected Balance Sheet Data:			2017	2016
Cash and cash equivalents			$115,471	$35,530
Working capital			$94,525	$36,929
Total assets			$4,214,345	$3,898,884
Total debt, net of deferred financing costs (including current maturities)			$2,556,690	$2,349,183
Total stockholders’ equity			$1,103,493	$1,069,528

SUPPLEMENTAL SCHEDULES AND

UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES

(IN THOUSANDS)

	Three months ended December 31,		Twelve months ended December 31,
	2017	2016	2017	2016
Selected Cash Flow Data:
Cash flows provided by operating activities	$186,378	$183,997	$507,016	$521,823
Cash flows used in investing activities	$(209,037)	$(83,898)	$(400,066)	$(680,983)
Cash flows provided by (used in) financing activities	$108,846	$(101,588)	$(28,641)	$171,908

Reconciliation of Cash Flows Provided by Operating Activities to Free Cash Flow:

Cash flows provided by operating activities	$186,378	$183,997	$507,016	$521,823
Changes in operating assets and liabilities	(38,309)	(43,021)	39,456	10,467
Total capital expenditures	(34,883)	(28,787)	(109,329)	(107,612)
Preferred stock dividends	(92)	(92)	(365)	(365)
Other	(753)	(1,039)	(6,762)	(6,870)

Free cash flow	$112,341	$111,058	$430,016	$417,443

Reconciliation of Net Income to Adjusted EBITDA:
Net Income	$87,164	$80,525	$317,676	$298,809
Interest income	—	—	(6)	(6)
Loss on extinguishment of debt	—	—	71	3,198
Interest expense	32,870	31,219	128,396	123,688
Income tax (benefit) expense	(27)	3,626	9,230	13,356

Operating Income	120,007	115,370	455,367	439,045

Stock-based compensation	2,539	8,910	9,599	28,560
Depreciation and amortization	56,101	52,229	211,104	204,958
Gain on disposition of assets	(287)	(2,874)	(4,664)	(15,095)

Adjusted EBITDA	$178,360	$173,635	$671,406	$657,468

Capital expenditure detail by category:
Billboards - traditional	$12,315	$13,687	$36,015	$48,009
Billboards - digital	10,650	8,424	40,218	33,181
Logo	3,205	2,360	9,614	7,781
Transit	2,285	97	2,863	700
Land and buildings	5,494	1,791	13,690	10,295
Operating equipment	934	2,428	6,929	7,646

Total capital expenditures	$34,883	$28,787	$109,329	$107,612

SUPPLEMENTAL SCHEDULES AND

UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES

(IN THOUSANDS)

Acquisition-Adjusted Results—Including Puerto Rico

	Three months ended December 31,
	2017	2016	% Change
Reconciliation of Reported Basis to Acquisition-Adjusted Results (a):
Net revenue	$398,475	$386,717	3.0%
Acquisitions and divestitures	—	11,492

Acquisition-adjusted net revenue	$398,475	$398,209	0.1%

Reported direct advertising and G&A expenses	$206,328	$197,440	4.5%
Acquisitions and divestitures	—	7,974

Acquisition-adjusted direct advertising and G&A expenses	$206,328	$205,414	0.4%

Outdoor operating income	$192,147	$189,277	1.5%
Acquisitions and divestitures	—	3,518

Acquisition-adjusted outdoor operating income	$192,147	$192,795	(0.3)%

Reported corporate expenses	$13,787	$15,642	(11.9)%
Acquisitions and divestitures	—	—

Acquisition-adjusted corporate expenses	$13,787	$15,642	(11.9)%

Adjusted EBITDA	$178,360	$173,635	2.7%
Acquisitions and divestitures	—	3,518

Acquisition-adjusted EBITDA	$178,360	$177,153	0.7%

(a)	Acquisition-adjusted net revenue, direct advertising and general and administrative expenses, outdoor operating income, corporate expenses and EBITDA include adjustments to 2016 for acquisitions and divestitures for the same time frame as actually owned in 2017.

Acquisition-Adjusted Results—Excluding Puerto Rico

	Three months ended December 31,
	2017	2016	% Change
Reconciliation of Reported Basis to Acquisition-Adjusted Results excluding Puerto Rico (b):
Net revenue	$398,475	$386,717	3.0%
Acquisitions and divestitures	—	11,492
Puerto Rico operations	(291)	(2,925)

Acquisition-adjusted net revenue excluding Puerto Rico	$398,184	$395,284	0.7%

Reported direct advertising and G&A expenses	$206,328	$197,440	4.5%
Acquisitions and divestitures	—	7,974
Puerto Rico operations	(2,333)	(2,932)

Acquisition-adjusted direct advertising and G&A expenses excluding Puerto Rico	$203,995	$202,482	0.7%

Outdoor operating income	$192,147	$189,277	1.5%
Acquisitions and divestitures	—	3,518
Puerto Rico operations	2,042	7

Acquisition-adjusted outdoor operating income excluding Puerto Rico	$194,189	$192,802	0.7%

Reported corporate outdoor expenses	$13,787	$15,642	(11.9)%
Puerto Rico operations	—	—

Acquisition-adjusted corporate expenses excluding Puerto Rico	$13,787	$15,642	(11.9)%

Adjusted EBITDA	$178,360	$173,635	2.7%
Acquisitions and divestitures	—	3,518
Puerto Rico operations	2,042	7

Acquisition-adjusted EBITDA excluding Puerto Rico	$180,402	$177,160	1.8%

(b)	Acquisition-adjusted net revenue, direct advertising and general and administrative expenses, outdoor operating income, corporate expenses and EBITDA-excluding Puerto Rico include adjustments to 2016 for acquisitions and divestitures for the same time actually owned in 2017 and eliminates the effect of the Company’s Puerto Rico operations for both periods presented since the Company’s Puerto Rico operations were negatively impacted by hurricane Maria in the fourth quarter of 2017.

SUPPLEMENTAL SCHEDULES AND

UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	Three months ended December 31,
	2017	2016
Reconciliation of Net Income to Outdoor Operating Income:
Net Income	$87,164	$80,525
Interest expense	32,870	31,219
Income tax (benefit) expense	(27)	3,626

Operating Income	120,007	115,370

Corporate expenses	13,787	15,642
Stock-based compensation	2,539	8,910
Depreciation and amortization	56,101	52,229
Gain on disposition of assets	(287)	(2,874)

Outdoor Operating Income	$192,147	$189,277

SUPPLEMENTAL SCHEDULES AND

UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

Adjusted Funds From Operations:

	Three months ended		Twelve months ended
	December 31,		December 31,
	2017	2016	2017	2016
Net income	$87,164	$80,525	$317,676	$298,809
Depreciation and amortization related to real estate	52,631	48,570	198,630	190,964
Gain from disposition of real estate assets and investments	(71)	(2,769)	(4,185)	(14,789)
Adjustment for unconsolidated affiliates and non-controlling interest	259	287	839	605

Funds From Operations	$139,983	$126,613	$512,960	$475,589

Straight-line (income) expense	(372)	24	(754)	255
Stock-based compensation expense	2,539	8,910	9,599	28,560
Non-cash portion of tax provision	545	(193)	804	(343)
Non-real estate related depreciation and amortization	3,470	3,659	12,474	13,994
Amortization of deferred financing costs	1,254	1,340	5,120	5,333
Loss on extinguishment of debt	—	—	71	3,198
Capitalized expenditures—maintenance	(11,359)	(11,148)	(43,119)	(37,090)
Adjustment for unconsolidated affiliates and non-controlling interest	(259)	(287)	(839)	(605)

Adjusted Funds From Operations	$135,801	$128,918	$496,316	$488,891

Divided by weighted average diluted common shares outstanding	98,602,599	97,951,462	98,369,865	97,693,424

Diluted AFFO per share	$1.38	$1.32	$5.05	$5.00

SUPPLEMENTAL SCHEDULES AND

UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

Projected 2018 Adjusted Funds From Operations

	Year ended December 31, 2018
	Low	High
Net income	$292,150	$307,150
Depreciation and amortization related to real estate	211,000	211,000
Gain from disposal of real estate assets and investments	(3,000)	(3,000)
Adjustment for unconsolidated affiliates and non-controlling interest	900	900

Funds From Operations	$501,050	$516,050

Straight-line income	(1,500)	(1,500)
Stock-based compensation expense	27,850	27,850
Non-cash portion of tax provision	(2,500)	(2,500)
Non-real estate related depreciation and amortization	12,000	12,000
Amortization of deferred financing costs	5,000	5,000
Loss on debt extinguishment	15,500	15,500
Capitalized expenditures—maintenance	(48,000)	(48,000)
Adjustment for unconsolidated affiliates and non-controlling interest	(900)	(900)

Adjusted Funds From Operations	$508,500	$523,500

Weighted average diluted shares outstanding	98,700,000	98,700,000

Diluted earnings per share	$2.96	$3.11

Diluted AFFO per share	$5.15	$5.30

The guidance provided above is based on a number of assumptions that management believes to be reasonable and reflect our expectations as of February 2018. Actual results may differ materially from these estimates as a result of various factors, and we refer to the cautionary language regarding “forward looking” statements included in the press release when considering this information.